As filed with the Securities and Exchange Commission on March 1, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0016691
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

101 Innovation Drive

San Jose, California 95134

(408) 544-7000

(Address of principal executive offices) (Zip code)

2005 Equity Incentive Plan

1987 Employee Stock Purchase Plan

(Full title of the plans)

JOHN P. DAANE

President and Chief

Executive Officer

Altera Corporation

101 Innovation Drive

San Jose, California 95134

(Name and address of agent for service)

(408) 544-7000

(Telephone number, including area code, of agent for service)

Copies to:

KATHERINE E. SCHUELKE, ESQ. Vice President, General Counsel and Secretary ALTERA CORPORATION 101 Innovation Drive San Jose, California 95134 (408) 544-7000	ROBERT M. MATTSON, JR., ESQ. MORRISON & FOERSTER LLP 19900 MacArthur Boulevard Irvine, California 92612 (949) 251-7500

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share, issuable pursuant to:
2005 Equity Incentive Plan	10,000,000	(4)	$21.42	$214,200,000	$6,575.94
1987 Employee Stock Purchase Plan	1,000,000	(5)	$21.42	$21,420,000	$657.59
Total	11,000,000		$21.42	$235,620,000	$7,233.53

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under Altera Corporation’s (the “Registrant”) the 2005 Equity Incentive Plan and 1987 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee.
(3)	Computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act. Such computation is based on the average of the high and low price of the Registrant’s common stock as reported on The NASDAQ Global Market on February 27, 2007.
(4)	This total represents the additional amount of shares of the Registrant’s common stock authorized to be issued under the Registrant’s 2005 Equity Incentive Plan.
(5)	This total represents the additional amount of shares of the Registrant’s common stock authorized to be issued under the Registrant’s 1987 Employee Stock Purchase Plan.

Explanatory Note

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities under the Registrant’s 2005 Equity Incentive Plan, which are the same class as those previously registered on Form S-8 on June 17, 2005 (File No. 333-125904). In addition, this Registration Statement registers additional securities under the Registrant’s 1987 Employee Stock Purchase Plan, which are the same class as those previously registered on Form S-8 on June 17, 2005 (File No. 333-125904), May 20, 2004 (File No. 333-115658), May 15, 2003 (File No. 333-105296), May 1, 2002 (File No. 333-87382), July 18, 2000 (File No. 333-41688), June 29, 1999 (File No. 333-81787), September 4, 1998 (File No. 333-62917), July 17, 1995 (File No. 33-61085) and January 25, 1993 (File No. 33-57350), October 3, 1990 (File No. 33-37159), and July 5, 1988 (File No. 33-22877). The contents of all aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, all of which were previously filed by the Registrant (File No. 0-16617) with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference, except to the extent that such reports/documents are only “furnished” to the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on February 27, 2007.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report described in (a) above.

(c) The description of the Registrant’s common stock as set forth in the Registration Statement on Form 8-A filed with the Commission on March 18, 1988, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8. Exhibits

The following exhibits are attached to this Registration Statement:

Exhibit No.	Description
4.1	Specimen copy of certificate for shares of common stock of the Registrant (1)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page hereto)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998 (Commission File No. 0-16617).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 1, 2007

ALTERA CORPORATION

By:	/s/ Timothy R. Morse
Timothy R. Morse,
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Daane and Timothy R. Morse, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John P. Daane John P. Daane	Chairman of the Board of Directors, President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2007

/s/ Timothy R. Morse Timothy R. Morse	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2007

/s/ Robert J. Finocchio, Jr. Robert J. Finocchio, Jr.	Director	February 28, 2007

/s/ Kevin McGarity Kevin McGarity	Director	February 28, 2007

/s/ Paul Newhagen Paul Newhagen	Director	February 28, 2007

/s/ Robert W. Reed Robert W. Reed	Vice Chairman of the Board of Directors and Lead Independent Director	February 28, 2007

/s/ William E. Terry William E. Terry	Director	February 28, 2007

/s/ Susan Wang Susan Wang	Director	February 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen copy of certificate for shares of common stock of the Registrant (1)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998 (Commission File No. 0-16617).